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                                                                      EXHIBIT 23





                          CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the previously filed Registration Statements of Marsh & McLennan Companies, Inc. on Form S-8 (Registration File Nos. 2-58660, 2-65096, 2-82938, 33-32880, 33-48803, 33-48807,
33-54349, 33-59603, 33-63389, 333-35741, and 333-35739) and, the previously filed Registration Statements on Form S-3 (Registration File Nos. 333-25069, 333-28201, and 333-41021) and the previously filed Registration Statements on Form S-4 (Registration File No. 33-24124) of our reports dated March 6, 1998 appearing in, and incorporated by reference in, this Annual Report on Form 10-K of Marsh & McLennan Companies, Inc. for the year ended December 31, 1997.


DELOITTE & TOUCHE LLP


New York, New York
March 25, 1998